UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2016

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2016, the board of directors of Rhino GP LLC (“Rhino GP”), the general partner of Rhino Resource Partners LP (the “Partnership”), appointed Richard A. Boone as Chief Executive Officer of Rhino GP effective as of January 1, 2017. Mr. Boone has served as President of Rhino GP since September 2016 and prior to that as Executive Vice President and Chief Financial Officer since June 2014. Mr. Boone will succeed Joseph E. Funk, who has served as Chief Executive Officer of Rhino GP since November 2014. Mr. Funk will serve as a senior advisor to the Partnership from January 1, 2017 through March 31, 2017 and will discontinue employment with Rhino GP after this period.

The board of directors of Rhino GP also approved the extension of the expiration dates of the existing employment agreements of Richard A. Boone, President, R. Chad Hunt, Senior Vice President of Business Development, and W. Scott Morris, Vice President and Chief Financial Officer from December 31, 2017 to December 31, 2018.

Item 7.01 Regulation FD Disclosure

On November 22, 2016, the Partnership issued a press release announcing the appointment of Mr. Boone as Chief Executive Officer of Rhino GP effective as of January 1, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) None.

(b) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Rhino Resource Partners LP, dated November 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC, Its General Partner

Dated: November 22, 2016	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley Title: Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Rhino Resource Partners LP, dated November 22, 2016